EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements pertaining to the Peoples Bancorp Inc. Retirement Savings Plan (Form S-8, No.33-1803 and No. 333-108383), the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp, Inc. (Form S-8, No. 33-67878), the 1995 Stock Option Plan of Peoples Bancorp, Inc. (Form S-8, No. 33-59569), the Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp, Inc. and Subsidiaries (Form S-8, No. 333-43629), the 1998 Stock Option Plan of Peoples Bancorp, Inc. (Form S-8, No. 333-62935), the 2002 Stock Option Plan of Peoples Bancorp Inc. (Form S-8 No. 333-86246), the Peoples Bancorp Inc. Dividend Reinvestment Plan (Form S-3, No. 33-54003), and the Registration Statement (Form S-3 No. 333-116683) of our reports dated March 11, 2005, with respect to the consolidated financial statements of Peoples Bancorp, Inc., Peoples Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peoples Bancorp, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLP

Charleston, West Virginia
March 15, 2005